81nidZpGqzkSDMpD PRINTING INSTRUCTIONS CHECK TOC BEFORE PRINTING Color/grayscale: Color (regardless of printing in b/w) Scale to fit paper: OFF Print hidden slides: OFF POWERPOINT OPTIONS > ADVANCED > PRINT Print in background: OFF Deutsche Bank Volatility Buffered Carry Index Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333 - 206013 Dated : February 1, 2018

81nidZpGqzkSDMpD Deutsche Bank DB Volatility Buffered Carry Index (DBVIXBCS Index) Introduction 1 – Deutsche Bank has created an index to monetize the VIX term structure by extracting carry while limiting downside risks – Traditional short volatility strategies have historically been effective in capturing carry, but suffer from incurring large dra wdowns during market selloffs – DB Volatility Buffered Carry Index (DBVIXBCS Index) uses VIX call options to limit losses and to benefit from the rolldown of the VIX term structure curve DBVIXBCS Index performance Source: Deutsche Bank AG, Bloomberg Note: The DB Volatility Buffered Carry Index did not exist prior to January 22, 2015 (the “Live Date”). The DB Volatility Buf fer ed Carry Index has limited performance history and no actual investment which allowed tracking of the performance of the DB Volatility Buffered Carry Index was possible before the Live Date. Furthermore, the ind ex methodology of the DB Volatility Buffered Carry Index was designed, constructed and tested using historical market data and based on knowledge of factors that may have affected its performance. Any returns pri or to January 22, 2015 were achieved by means of a retroactive application of such back - tested methodologies designed with the benefit of hindsight. It is impossible to predict whether the DB Volatility Buffered C arr y Index will rise or fall. The actual performance of this index may bear little relation to its retrospectively calculated performance. The performance of any investment product based on DB Volatility Buffered Carry Index wo uld have been lower than DB Volatility Buffered Carry Index as a result of fees and/or costs. See Risk Factors for more information. Source: Deutsche Bank, Bloomberg Finance L.P., 2017 DBVIXBCS Index CAGR 21.2% Volatility 15.2% Sharpe 1.39 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 5,500 6,000 6,500 7,000 Apr-08 Apr-09 Apr-10 Apr-11 Apr-12 Apr-13 Apr-14 Apr-15 Apr-16 Apr-17 Index Level DBVIXBCS Index Live Date: 1/22/2015

81nidZpGqzkSDMpD Deutsche Bank VIX Term Structure Premium 2 – Volatility often embeds several sources of risk premia due to market imbalances – Volatility term s tructure tends to be upward sloping during normal market conditions, and is typically steepest in the short end and flattens as the maturity extends – Strategy of selling short term and buying long term volatility through calendar spreads can create a vega neutral position th at can still capture the rolldown in the curve – Example assuming VIX realizes today’s implied volatility levels: – Buy 4 - month VIX future, which will roll down from 15.2 to 10.5, resulting in a 4.7 volatility pt loss – Sell 2 - month VIX future, which will roll down from 13.4 to 10.5, resulting in a 2.9 volatility pt gain. Place the position agai n in 2 months, resulting in another 2.9 volatility pt gain for a total gain of 5.8 volatility pts Spot 10.5 1m 12.2 2m 13.4 3m 14.3 4m 15.2 5m 15.7 6m 16.2 7m 16.3 8m 17.1 VIX Term Structure Source: Bloomberg VIX Levels 10.0 11.0 12.0 13.0 14.0 15.0 16.0 17.0 18.0 Spot 1m 2m 3m 4m 5m 6m 7m 8m VIX Futures Level

81nidZpGqzkSDMpD Deutsche Bank Vol of Vol Term Structure 3 – Vol of Vol is a measure of the volatility of VIX as implied through VIX options – Term structure of Vol of Vol is typically inverted, being higher for shorter dated options and lower for longer dated options – Short dated VIX levels are typically the most responsive to positive and negative shocks in the market, and thus display more variability – Monetize the Vol of Vol term structure premium by selling options at the shorter maturities where it is typically highest, an d b uying at the longer maturities where it is lowest Note: Vol of Vol calculated using Deutsche Bank’s proprietary models and assumptions, and are interpolated from the two clos est listed VIX options. Source: Deutsche Bank AG, Bloomberg

81nidZpGqzkSDMpD Deutsche Bank VIX Options Market 4 – An option’s asymmetrical payoff can help to minimize the large drawdowns seen in typical carry strategies – VIX options started trading on the Chicago Board of Exchange in 2006 – These have grown to be widely used by volatility traders in recent years with average daily trading volume of over 500,000 co ntr acts ($100 multiplier) and open interest of over 6.5mm contracts in 2016 VIX Options 30 - day Average Daily Volume (Contracts) Note: Data runs from April 2006 to December 2017. Source: Bloomberg 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 Apr-06 Apr-08 Apr-10 Apr-12 Apr-14 Apr-16 VIX Options 30 - day average volume Total Options Volume Call Options Volume Put Options Volume

81nidZpGqzkSDMpD Deutsche Bank DB Volatility Buffered Carry Index Strategy Implementation 5 – Strategy of selling a 2 Month 40 - Delta Call and buying a 4 Month 20 - Delta Call every month – Hold each position to maturity – Strategy monetizes the VIX term s tructure p remium and the Vol of Vol p remium – Net selling volatility due to the negative delta in the short end, where the VIX term structure curve is typically steepest – Selling Vol of Vol in the short end, where it is typically highest, and buying in the long end, where it is typically lowest Option Positions Expiry 1m 2m 3m 4m Long Positions +4m Call (20d) Short Positions - 2m Call (40d)

81nidZpGqzkSDMpD Deutsche Bank DB Volatility Buffered Carry Index Strategy Implementation (continued) 6 – Trading options every month and holding to maturity creates a layered position of options – After 4 months, the options portfolio will reach a steady state – Short 1 Month and 2 Month Call Spreads, and long 3 Month and 4 Month Calls – Call Spreads help reduce maximum loss – Longer dated VIX Calls add convexity and mark to market benefits during market downturns Option Positions Expiry 1m 2m 3m 4m Long Positions +1m Call (20d 3m ago) +2m Call (20d 2m ago) +3m Call (20d 1m ago) +4m Call (20d) Short Positions - 1m Call (40d 1m ago) - 2m Call (40d) Short Positions Long Positions Strike Expiry Strike Expiry 1m 17.0 17 - Jan - 18 27.0 17 - Jan - 18 2m 15.0 14 - Feb - 18 27.0 14 - Feb - 18 3m – – 30.0 21 - Mar - 18 4m – – 27.0 18 - Apr - 18 Options Portfolio (as of 31 December 2017)

81nidZpGqzkSDMpD Deutsche Bank DB Volatility Buffered Carry Index Steady State Mechanism 7 Strategy Steady State Expiry 1m 2m 3m 4m Each Month, the Blue Steady State is one month closer to maturity and shifted in the graph Each Month, the new Red Options are added to return to the Steady State Sell 2 Month 40 Delta Call Buy 4 Month 20 Delta Call Previous 1 Month Call Spread expires 2 Month Call Spread becomes 1 Month 3 Month Long Call becomes 2 Month 4 Month Long Call becomes 3 Month – Graphic below demonstrates the mechanism of achieving “Steady State” portfolio – Each month, the 1 month call spread expires and other positions become one month closer to maturity – Remaining position is short a 1 month call spread and long a 2 month and 3 month call – Re - establish the “Steady State” portfolio by selling a 2 month call and buying a 4 month call

81nidZpGqzkSDMpD Deutsche Bank DB Volatility Buffered Carry Index Strike Threshold and Unwind Trigger 8 Setting the Strike Threshold – Buy the 4 Month 20 - Delta Call only when its strike is less than 40 – High strikes have typically occurred during periods of high volatility or very steep term structure – Periods of high volatility have generally been short - lived and rarely continue for extended periods of time – Steep term structure indicates a large carry cost of buying the option – Historically, buying a Call during these periods has rarely paid off Setting the Unwind Trigger – During period of high volatility, the strategy may not purchase any 4 Month Call, but will continue to sell 2 Month Calls – In order to mitigate potentially uncapped losses, the strategy implements an Unwind Trigger – Unwind if the short 1 Month or 2 Month Call reaches a delta of 70 and does not have a corresponding long Call with the same expiration date

81nidZpGqzkSDMpD Deutsche Bank DB Volatility Buffered Carry Index Strike Threshold 9 – Buy the 4 Month 20 - Delta Call only when its Strike is less than 40 – Buying Calls during periods of high volatility may be expensive and often does not payoff – VIX has historically rarely settled above the 40 threshold – Since May 2004, VIX has only settled above the threshold 6 times, each during the 2008 financial crisis – Buying a Call with a historically low probability of payoff may be a drag on the performance of the strategy Historical VIX Settlement Note: Data runs from May 2004 to December 2017. Source: Bloomberg 0.0 10.0 20.0 30.0 40.0 50.0 60.0 70.0 May-04 May-06 May-08 May-10 May-12 May-14 May-16 VIX Settlement Value VIX Settlement Value VIX Settlement Value Average Strike Threshold

81nidZpGqzkSDMpD Deutsche Bank DB Volatility Buffered Carry Index Index performance and historical backtest 10 Monthly returns 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Jan 12.7% - 0.7% 2.6% 5.6% 2.2% - 1.7% - 2.9% - 5.0% 2.0% Feb 4.6% 5.6% 2.2% 3.4% - 0.3% 2.0% 2.3% 2.8% 0.3% Mar 1.9% 1.7% 1.5% 6.5% 2.0% 1.2% 1.0% 2.3% 0.6% Apr 10.1% 0.4% 2.5% 3.9% 1.4% 0.7% 0.7% 0.5% 1.6% May 1.7% 3.3% - 16.7% 1.5% - 3.6% 0.7% 0.8% 0.9% 3.2% 2.1% Jun - 0.3% 6.4% 5.2% 3.3% 11.7% 1.4% 0.1% - 0.9% 1.6% 0.4% Jul - 2.7% 3.3% - 1.2% - 0.5% 1.7% 1.7% - 1.4% 3.2% 1.4% 0.6% Aug 1.9% 2.4% 2.8% - 14.5% 3.6% 0.0% 2.7% - 9.2% 0.5% 1.2% Sep - 3.8% 5.0% 3.4% - 5.9% 2.4% 1.2% - 0.5% - 0.3% 0.8% 0.8% Oct 23.4% - 1.5% 6.6% 1.8% - 0.3% 2.2% 4.1% 5.2% 0.2% 0.3% Nov 25.2% 7.7% 1.1% 4.6% 3.7% 0.3% 0.9% 0.6% 2.3% 1.5% Dec 0.1% 4.6% 5.2% 3.5% 0.2% 1.0% - 7.1% 0.9% - 0.2% 0.7% Annual 49.8% 79.1% 11.8% 0.9% 45.6% 14.7% 1.5% 0.9% 10.5% 12.8% – We examined the historical performance of the strategy since April 2008 with the number of VIX options purchased and sold each month equal to 2% of the index notional – Strategy generated carry throughout the period with drawdowns occurring in 2010, 2011, 2014 and 2015 – Performed well during normal, calm market environments when volatility level remained low and range bound, as short VIX options expired out - of the money – High returns in extreme stress environment of 2008 when long call options paid off – Strategy underperforms when VIX rises modestly to levels between the lower and upper strikes of sold call spread Note: The DB Volatility Buffered Carry Index did not exist prior to January 22, 2015 (the “Live Date”). The DB Volatility Buf fer ed Carry Index has limited performance history and no actual investment which allowed tracking of the performance of the DB Volatility Buffered Carry Index was possible before the Live Date. Furthermore, the ind ex methodology of the DB Volatility Buffered Carry Index was designed, constructed and tested using historical market data and based on knowledge of factors that may have affected its performance. Any returns pri or to January 22, 2015 were achieved by means of a retroactive application of such back - tested methodologies designed with the benefit of hindsight. It is impossible to predict whether the DB Volatility Buffered C arr y Index will rise or fall. The actual performance of this index may bear little relation to its retrospectively calculated performance. The performance of any investment product based on DB Volatility Buffered Carry Index wo uld have been lower than DB Volatility Buffered Carry Index as a result of fees and/or costs. See Risk Factors for more information. Source: Deutsche Bank, Bloomberg Finance L.P., 2017 Source: Deutsche Bank AG, Bloomberg 0 20 40 60 80 100 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 5,500 6,000 6,500 7,000 Apr-08 Apr-10 Apr-12 Apr-14 Apr-16 Index Level Index Level DBVIXBCS Index VIX Index (RHS) Live Date: 1/22/2015 DBVIXBCS Index CAGR 21.2% Volatility 15.2% Max DD 24.9% Sharpe 1.39 Loss / CAGR 1.18

81nidZpGqzkSDMpD Deutsche Bank Index Costs 11 All call premiums and unwind values are subject to a deduction (in the case of call premiums and unwind values received) or a n addition (in the case of call premiums and unwind values paid) by a cost spread (the “ Cost Spread ”), which will be an amount per VIX call option equal to the greater of ( i ) 0.04 and (ii) 0.002 times the arithmetic mean of the bid and ask price of the VIX futures contract (rounded up to the nearest tick of 0.05) with the same expiration date as the relevant VIX call option bought, sold or unwound on such index business day. The Cost Spread is intended to approximate the transaction costs that are incurred for selling, buying or un winding each VIX call option. From January 1, 2009 to and including 2017, the annual Cost Spreads for the Deutsche Bank Volatility Buffered Carry Index, expressed as a percentage of the retrospectively calculated index level, would have ranged from 1.41% to 1.96%.

Risk Factors

THE INDEX IS SUBJECT TO STRATEGY RISK — The Deutsche Bank Volatility Buffered Carry Strategy Index (the "Index") is intended to reflect the economic performance over time, less costs, of a strategy designed to capture premiums or premium differentials between VIX call options by notionally selling short higher-priced two-month VIX call options with a delta of 40 and notionally buying lower-priced four-month VIX call options with a delta of 20 (so long as the strike price of the four-month VIX call options is less than $40). This "carry strategy" of selling higher-priced two-month VIX call options with a delta of 40, buying lower-priced four-month VIX call options with a delta of 20, when indicated, and holding such VIX call options to their expiration (except when VIX call options are unwound) seeks to monetize the difference in their deltas as well as the "Vol of Vol premium" observed in the VIX futures contract market. It is expected that the Index will tend to perform well in relatively stable markets with low volatility and will tend to suffer losses when volatility starts to increase. However, we can give no assurance that the strategy of the Index will be successful. It is possible that, over time, rising volatility may generate losses that are greater than the aggregate net premium collected each month from selling and buying VIX call options, causing the overall level of the Index to decline. Because the exposure of the Index to volatility will change dynamically over time due to the changing number of long and short VIX call options notionally held by the Index and the various factors affecting their deltas, it is not possible to predict the actual performance of the Index in different volatility environments. If the strategy of the Index is not successful, the level of the Index, and consequently the return on your securities, may be adversely affected.

WHILE THE INDEX EMPLOYS TWO FEATURES THAT AIM TO LIMIT POTENTIAL DECLINES IN THE LEVEL OF THE INDEX IF VOLATILITY INCREASES, NEITHER MEASURE MAY PROVE EFFECTIVE IN ACTUALLY LIMITING SUCH DECLINES — While the Index employs two features that aim to limit potential declines in the level of the Index if volatility increases, neither measure may prove effective in actually limiting such declines. First, when volatility starts to increase, the level of the Index is intended to be limited from further decline beyond the higher strike of the long VIX call options for that month, because the long VIX call options offset some of the losses in the corresponding short VIX call options with a lower strike price. However, the Index will not notionally purchase any four-month VIX call options with a delta of 20 if the strike price is equal to or greater than $40. Based on the historical data used to retrospectively calculate the Index, the Index did not notionally purchase any four-month VIX call options in 36 months out of the 80 months from April 2008 to November 2014. If the Index does not notionally purchase four-month VIX call options for extended periods of time and volatility were to increase in such circumstance, the Index may be adversely affected.

THE INDEX IS EXPOSED TO THE FACTORS THAT AFFECT THE VALUE OF THE VIX CALL OPTIONS AND THE UNDERLYING VIX FUTURES CONTRACTS — The Index strategy consists of notionally selling higher-priced two-month VIX call options and buying lower-priced four-month VIX call options. Accordingly, the Index is exposed to the factors that affect the value of the VIX call options, including the price of the underlying VIX futures contract, interest rates, time to expiration and volatility of the VIX futures contract prices, which is often referred to as the "volatility of volatility." VIX call options are linked to the forward level of the CBOE Volatility Index (represented by the price of the VIX futures contracts), which can move differently than the spot level of the CBOE Volatility Index in response to a market event. Because the volatility of the VIX futures contract prices can change rapidly and the typically downward sloping "Vol of Vol term structure" can be inverted during periods of market distress (which is the curve depicting the differing volatilities of VIX futures contracts with differing maturities), the level of the Index and your return on the securities could be adversely affected.

THE INDEX CONTAINS EMBEDDED COSTS — In calculating the Index, all call premiums and unwind values are subject to a deduction (in the case of call premiums and unwind values received) or an addition (in the case of call premiums and unwind values paid) by a Cost Spread. The Cost Spread is intended to approximate the hypothetical transaction costs that are incurred for selling, buying or unwinding each VIX call option included in the Index. The Cost Spread will be an amount per VIX call option equal to the greater of (i) 0.04 and (ii) 0.002 times the arithmetic mean of the bid and ask price of the VIX futures contract (rounded up to the nearest tick of 0.05) with the same expiration date as the relevant VIX call option bought, sold or unwound on such index business day. As a result of the deduction of the Cost Spreads from the call premiums and unwind values received and the addition of the Cost Spreads to the call premiums and unwind values paid, the level of the Index and the value of your securities will be lower than would otherwise be the case if such Cost Spreads were not included, and the level of the Index and the value of your securities will decrease if the strategy of the Index does not generate sufficient returns to offset the effect of the Cost Spreads.

From and including January 1, 2009 to and including 2017, the annual Cost Spreads for the Index, expressed as a percentage of the level of the Index, have ranged from 1.41% to 1.96%. Because the calculation of the Index began on January 22, 2015 (the "**Live Date**"), the annual Cost Spreads from and including January 1, 2009 to but excluding the Live Date were retroactively calculated. The annual Cost Spreads after the Live Date could be higher and have a greater negative impact on the performance of the Index.

THE RETROSPECTIVELY CALCULATED HISTORICAL PERFORMANCE OF THE INDEX PRIOR TO THE LIVE DATE WAS CALCULATED USING HISTORICAL DATA OBSERVED AT A DIFFERENT TIME THAN THE OBSERVATION TIME THE INDEX CURRENTLY USES — The Index is calculated using data inputs collected at the Observation Time, which is the scheduled closing time of the New York Stock Exchange (typically 4:00 p.m. ET). However, while still using the same methodology, the retrospectively calculated historical performance of the Index prior to the Live Date was calculated using historical data inputs collected at the market close of the Chicago Board Options Exchange (typically 4:15 p.m. ET) instead. Therefore, the retrospectively calculated closing levels of the Index prior to the Live Date may be higher or lower than the levels of the Index would have been had the retrospective calculations used data collected at the Observation Time. Furthermore, the actual performance of the Index may bear little relation to the retrospectively calculated closing levels of the Index.

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Deutsche Bank

Risk Factors

THE INDEX HAS LIMITED PERFORMANCE HISTORY — Calculation of the Index began on January 22, 2015 (the "Live Date"). Therefore, the Index has limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before the Live Date. The index performance data prior to the Live Date shown in this presentation have been retrospectively calculated using historical data and the same methodologies as described above. Although the Index Sponsor believes that these retrospective calculations represent accurately and fairly how the Index would have performed before the Live Date, the Index did not, in fact, exist before the Live Date. Furthermore, the index methodologies of the Index was designed, constructed and tested using historical market data and based on knowledge of factors that may have possibly affected their performance. The returns prior to the Live Date were achieved by means of a retroactive application of such back-tested index methodologies designed with the benefit of hindsight. It is impossible to predict whether the Index will rise or fall. The actual performance of the Index may bear little relation to their retrospectively calculated performance.

DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF INDEX, MAY ADJUST THE INDEX IN A WAY THAT AFFECTS ITS LEVEL AND MAY HAVE CONFLICTS OF INTEREST — Deutsche Bank AG, London Branch is the sponsor of the Index (the "Index Sponsor") and will determine whether there has been a market disruption event with respect to the Index. In the event of any such market disruption event, the Index Sponsor may use an alternate method to calculate the closing levels of the Index. The Index Sponsor carries out calculations necessary to promulgate the Index and maintains some discretion as to how such calculations are made. In particular, the Index Sponsor has discretion in selecting among methods of how to calculate the Index in the event the regular means of determining the Index are unavailable at the time a determination is scheduled to take place. There can be no assurance that any determinations made by the Index Sponsor in these various capacities will not affect the value of the levels of the Index. Any of these actions could adversely affect the value of securities linked to the Index. The Index Sponsor has no obligation to consider the interests of holders of securities linked to the Index in calculating or revising the Index.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the indices or investment strategies reflected by the indices (or any transaction, product or security related to the indices or any components thereof). This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding of transactions, products or securities related to these indices. Any of these activities may affect the indices or transactions, products or securities related to the Index. Investor should make their own independent investigation of the merits of investing in contracts or products related to the indices.

TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF A FINANCIAL PRODUCT LINKED TO INDEX — We or our affiliates expect to hedge our exposure from any financial product linked to the Index (a "Financial Product") that we or our affiliates offer and sell by entering into derivative transactions, such as over-the-counter options, futures or exchange-traded instruments. In addition to such Financial Products, we or our affiliates may issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Index or its components. We or our affiliates may establish, adjust or unwind hedge positions with respect to the Financial Products and such other securities or instruments by, among other things, purchasing or selling at any time the components of the Index or instruments whose value is derived from the Index or its components. This hedging activity could adversely affect the levels of the Index or the value of a Financial Product. For example, on or prior to the trade date of a Financial Product, we or our affiliates may purchase the components of Index or instruments whose value is derived from the Index or its components as part of our or our affiliates' hedge. Such hedging activity could potentially increase the level of the Index prior to the close of trading on the trade date and effectively establish a higher level that the Index must achieve for an investor to obtain a positive return on its investment in the Financial Product or avoid a loss of some or all of its investment.

In addition, during the term of the Financial Product, we or our affiliates may adjust our or their hedge positions in connection with the reweighting, rebalancing or reconstitution of the Index by selling some or all of the existing components and/or purchasing new or existing components of the Index at or in advance of the time the values and weightings of the components are determined for purposes of such reweighting, rebalancing or reconstitution. This hedging activity could potentially decrease the prices at which the Index notionally sells existing components and increase the prices at which the Index notionally purchases new or existing components, and thus adversely affect the level of the Index. Finally, unwinding any hedge positions on or prior to the valuation date(s) of the Financial Product by us or our affiliates could potentially decrease the level of the Index prior to the close of trading on such valuation date(s) and adversely affect the value of the Financial Product. We or our affiliates may also engage in trading in instruments linked or related to the Index on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Such trading and hedging activities may adversely affect the levels of the Index and make it less likely that an investor will receive a positive return on its investment in the Financial Product. It is possible that we or our affiliates could receive substantial returns from these hedging and trading activities while the value of the Financial Product declines. Introducing competing products linked to or related to the Index or its components into the marketplace could also adversely affect the value of the Financial Product in the secondary market. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, an investor's trading and investment strategies related to the Financial Product.

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Deutsche Bank

81nidZpGqzkSDMpD Deutsche Bank Important Information 14 This road show data is provided for informational purposes only and does not create any legally binding obligations on Deutsche Bank . Without limitation, provision of this data does not constitute an offer, an invitation to offer or a recommendation to enter into any transaction or to take any action on your part . The data does not constitute investment advice and Deutsche Bank is not acting in a fiduciary capacity with respect to you or any other party . You should understand and discuss with their professional tax, legal, accounting and other advisors the effect of entering into or purchasing any transaction, product or security (each, a “Structured Product”) . Before entering into any Structured Product, you should take steps to ensure that you understand and have assessed with your financial advisor, or made an independent assessment of, the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such Structured Product . If after making your own assessment you independently decide you would like to pursue a specific transaction with Deutsche Bank, there will be separate offering or other legal documentation the terms of which will (if agreed) supersede any indicative and summary terms contained in this document . The data is based on material Deutsche Bank believes to be reliable ; however, Deutsche Bank does not represent that the data is accurate, current, complete or error free . Assumptions, estimates and opinions contained in the data constitute Deutsche Bank’s judgment as of the date of the material and are subject to change without notice . Deutsche Bank reserves the right, at any time and without notice, to discontinue making the data available . The data may not be reproduced or distributed, in whole or in part, without Deutsche Bank’s express prior written approval . Quantitative models, processes and parameters are subject to amendment, modification, adjustment and correction at Deutsche Bank’s discretion, and may incorporate Deutsche Bank’s qualitative judgment . Deutsche Bank will from time - to - time run or update such models at its discretion . The distribution of this document and the availability of some of the products and services referred to herein may be restricted by law in certain jurisdictions . Some products and services referred to herein are not eligible for sale in all countries and in any event may only be sold to qualified investors . Deutsche Bank will not offer or sell any products or services to any persons prohibited by the law in their country of origin or in any other relevant country from engaging in any such transactions . Structured Products are not suitable for all investors due to illiquidity, optionality, time to redemption, and payoff nature of the strategy . Deutsche Bank or persons associated with Deutsche Bank and their affiliates may : maintain a long or short position in securities referenced herein or in related futures or options ; purchase, sell or maintain inventory ; engage in any other transaction involving such securities ; and earn brokerage or other compensation . Any payout information, scenario analysis, and hypothetical calculations should in no case be construed as an indication of expected payout on an actual investment and/or expected behavior of an actual Structured Product . Calculations of returns on Structured Products may be linked to a referenced index or interest rate . As such, Structured Products may not be suitable for persons unfamiliar with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction . Structured Products denominated in a currency, other than the investor’s home currency, will be subject to changes in exchange rates, which may have an adverse effect on the value, price or income return of the products . These Structured Products may not be readily realizable investments and are not traded on any regulated market . Structured Products involve risk, which may include interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and are not suitable for all investors . The past performance of an index, securities or other instruments does not guarantee or predict future performance . The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law .

81nidZpGqzkSDMpD Deutsche Bank Important Information 15 Backtested, hypothetical or simulated performance results presented herein have inherent limitations . Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance . Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors . The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid and do not account for all financial risk that may affect the actual performance of an investment . No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown . Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate . Past hypothetical backtested results are neither an indicator nor a guarantee of future returns . Actual results will vary, perhaps materially, from the analysis . Structured Products discussed herein are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other US governmental agency . These Structured Products are not insured by any statutory scheme or governmental agency of the United Kingdom . Structured Products typically involve a high degree of risk, are not readily transferable and typically will not be listed or traded on any exchange, and are intended for sale only to investors who are capable of understanding and assuming the risks involved . The market value of any Structured Product may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer . Additional information (including index methodology and rules) about the Deutsche Bank proprietary indices discussed in this presentation is available upon request by calling (212) 250 - 6054 . Any results shown do not reflect the impact of commission and/or fees, unless stated . Deutsche Bank does not provide accounting, tax or legal advice . This communication was prepared solely in connection with the promotion or marketing, to the extent permitted by applicable law, of the transaction or matter addressed herein, and was not intended or written to be used, and cannot be used or relied upon, by any taxpayer for purposes of avoiding any U . S . federal income tax penalties . The recipient of this communication should seek advice from an independent tax advisor regarding any tax matters addressed herein based on its particular circumstances . BEFORE ENTERING INTO ANY TRANSACTION YOU SHOULD TAKE STEPS TO ENSURE THAT YOU UNDERSTAND AND HAVE MADE AN INDEPENDENT ASSESSMENT OF THE APPROPRIATENESS OF THE STRUCTURED PRODUCT IN LIGHT OF YOUR OWN OBJECTIVES AND CIRCUMSTANCES, INCLUDING THE POSSIBLE RISKS AND BENEFITS OF ENTERING INTO SUCH STRUCTURED PRODUCT . YOU SHOULD ALSO CONSIDER MAKING SUCH INDEPENDENT INVESTIGATIONS AS YOU CONSIDER NECESSARY OR APPROPRIATE FOR SUCH PURPOSE . Deutsche Bank” means Deutsche Bank AG and its affiliated companies, as the context requires . Deutsche Bank Private Wealth Management refers to Deutsche Bank’s wealth management activities for high - net - worth clients around the world . Deutsche Bank Alex Brown is a division of Deutsche Bank Securities Inc . Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates . Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering . You may get these documents for free by visiting EDGAR on the SEC Web site at . www . sec . gov . Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll - free 1 - 800 - 503 - 4611 .